As filed with the Securities and Exchange Commission on October 3, 1997
                                            Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                         ANNTAYLOR STORES CORPORATION
            (Exact name of registrant as specified in its charter)


                 DELAWARE                            13-3499319
       (State of incorporation)       (I.R.S. employer identification no.)


                             142 West 57th Street
                           New York, New York 10019
                   (Address of principal executive offices)


                       THE ANNTAYLOR STORES CORPORATION
                      RESTRICTED STOCK ISSUED PURSUANT TO
                      WRITTEN EMPLOYMENT AGREEMENTS WITH
                   J. PATRICK SPAINHOUR AND PATRICIA DEROSA
                           (Full title of the plan)


                       Jocelyn F.L. Barandiaran, Esquire
                         AnnTaylor Stores Corporation
                             142 West 57th Street
                           New York, New York 10019
                                 (212) 541-3300
          (Name, address and telephone number, including area code,
                             of agent for service)


                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                        Proposed Maximum       Proposed Maximum    Amount of
Title of Securities  Amount to  be      Offering Price         Aggregate Offering  Registration
to be Registered     Registered         Per Share (1)(2)       Price (1)(2)        Fee
=================================================================================================
Common Stock,
par value
$0.0068 per
share                105,000 shares     $14.875                $1,561,875          $473.30
=================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on September 30, 1997, within five business days prior to filing.

(2) Estimated solely for the purpose of calculating the registration fee.





      This Registration Statement on Form S-8 is being filed by AnnTaylor Stores Corporation (the "Registrant") with respect to (i) the 75,000 restricted shares of common stock, par value $.0068 per share (the "Common Stock"), of the Registrant issued by the Registrant to Mr. J. Patrick Spainhour, the Chairman and Chief Executive Officer of the Registrant, pursuant to the written employment agree- ment between the Registrant and Mr. Spainhour, as amended as of August 23, 1996 (the "Spainhour Agreement"), and (ii) the 30,000 restricted shares of Common Stock issued by the Registrant to Ms. Patricia DeRosa, the President and Chief Operating Officer of the Registrant, pursuant to the written employment agreement between the Registrant and Ms. DeRosa, dated November 25, 1996 (the "DeRosa Agreement").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference: (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 3, 1997 and August 2, 1997, (c) the Proxy Statement, dated May 2, 1997, relating to the Registrant's 1997 Annual Meeting of Stockholders and (d) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8, dated May 15, 1991, filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Common Stock.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the shares of Common Stock issued pursuant to the Spainhour Agreement and the DeRosa Agreement will be passed upon by Jocelyn F.L. Barandiaran, Senior Vice President, General Counsel and Secretary of the Registrant. Ms. Barandiaran has been granted options to purchase 68,500 shares of Common Stock under the Registrant's 1992 Stock Option and Restricted Stock and Unit Award Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation of the Registrant limit the liability of and provide indemnification for directors and officers of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnifica- tion is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      The 105,000 shares of restricted Common Stock were issued pursuant to the exemption from registration available pursuant to section 4(2) of the Securities Act, which exempts from registration transactions by an issuer not involving any public offering. The Registrant issued 75,000 shares of restricted Common Stock and 30,000 shares of restricted Common Stock to Mr. J. Patrick Spainhour and Ms. Patricia DeRosa, respectively, pursuant to written employment agreements between the Regis- trant and each of Mr. Spainhour and Ms. DeRosa. No other shares of Common Stock were offered or issued by the Registrant to any other person simultaneously with or in connection with the issuance of the foregoing 105,000 shares of restricted Common Stock.

ITEM 8.  EXHIBITS.

      The following documents are being filed herewith or incorporated herein by reference as exhibits to this Registration Statement:

Exhibit No.                   Description
-----------                   -----------
5.1                           Opinion of Jocelyn F.L. Barandiaran, Esq.,
                              Senior Vice Pre- sident, General Counsel and
                              Secretary of the Registrant.

23.1                          Consent of Jocelyn F.L. Barandiaran, Esq.
                              (included in Exhibit 5.1)

23.2 Consent of Deloitte & Touche LLP to the incorporation by reference of their report.

24                            Power of Attorney (see signature page).

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                  SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly autho- rized, in the City of New York, State of New York, on the 3rd day of October, 1997.

                              ANNTAYLOR STORES CORPORATION

                              By /s/ JOCELYN F.L. BARANDIARAN
                                     Jocelyn F.L. Barandiaran
                                     Senior Vice President



            KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS WALTER J. PARKS AND JOCELYN F.L. BARANDIARAN, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND REVOCATION, FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR, HIS OR HER SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES INDICATED ON OCTOBER 3, 1997.

            SIGNATURE                           TITLE

     /s/ J. Patrick Spainhour             Chairman of the Board, Chief
     ---------------------------          Executive Officer and
         J. Patrick Spainhour             Director


      /s/ Patricia DeRosa                 President, Chief Operating
     ---------------------------          Officer and Director
          Patricia DeRosa


      /s/ Walter J. Parks                 Senior Vice President - Chief
     --------------------------           Financial Officer
          Walter J. Parks

      /s/ James M. Smith                  Vice President and Controller
     --------------------------           (Principal Accounting Officer)
          James M. Smith

      /s/ Gerald S. Armstrong             Director
     --------------------------
          Gerald S. Armstrong

      /s/ James J. Burke, Jr.             Director
     --------------------------
          James J. Burke, Jr.

      /s/ Robert C. Grayson               Director
     ---------------------------
          Robert C. Grayson

      /s/ Rochelle B. Lazarus             Director
     ---------------------------
          Rochelle B. Lazarus

      /s/ Hanne M. Merriman               Director
     ----------------------------
          Hanne M. Merriman




                                 LIST OF EXHIBITS

Designation     Description of Exhibit
-----------     ----------------------
      5.1       Opinion of Jocelyn F.L. Barandiaran, Esq., Senior Vice
                President, General Counsel and Secretary of the
                Registrant, with respect to the legality of shares of Common Stock issued pursuant to the Spainhour Agreement and the DeRosa Agreement.

    23.1        Consent of Jocelyn F.L. Barandiaran, Esq. (included in
                Exhibit 5.1).

    23.2 Consent of Deloitte & Touche LLP to the incorporation by reference of their report.

    24 Power of Attorney (set forth on signature page of Registration Statement).





     PROSPECTUS

                               105,000 Shares
                        ANNTAYLOR STORES CORPORATION
                                COMMON STOCK
                             ($.0068 par value)

                         _________________________

     Of the 105,000 shares of Common Stock offered hereby, 75,000 shares are being offered and sold by Mr. J. Patrick Spainhour, the Chairman and Chief Executive Officer of the Company, and 30,000 shares are being offered and sold by Ms. Patricia DeRosa, the President and Chief Operating Officer of the Company. The Company will not receive any of the proceeds from the sale of shares by Mr. Spainhour and Ms. DeRosa.

     The Common Stock is listed on the New York Stock Exchange under the symbol "ANN".

                         _________________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         _________________________

     This Prospectus covers securities that have been registered under the Securities Act of 1933 and is intended to meet the requirements of Section 10(a) thereof.



     THIS PROSPECTUS IS TO BE USED BY MR. J. PATRICK SPAINHOUR AND MS. PATRICIA DEROSA IN CONNECTION WITH OFFERS AND SALES OF THE COMMON STOCK FROM TIME TO TIME IN ONE OR MORE PRIVATE TRANSACTIONS ON THE NEW YORK STOCK EXCHANGE AT A FIXED PRICE, WHICH MAY BE CHANGED, OR AT VARYING PRICES DETERMINED AT THE TIME OF SALE OR AT NEGOTIATED PRICES.

                        _________________________

     The date of this Prospectus is October 3, 1997


                          AVAILABLE INFORMATION

          AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the securities being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including exhibits thereto, which may be inspected and copies of which may be obtained (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information. Such materials also may be inspected at the offices of the New York Stock Exchange, Broad Street, New York, New York 10005.

          The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Reports and other information concerning the Company may be inspected and copied at the locations indicated above.

                    DOCUMENTS INCORPORATED BY REFERENCE

          The documents incorporated by reference in the Registration Statement are incorporated herein by reference. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Exchange Act shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to AnnTaylor Stores Corporation, 142 West 57th Street, New York, New York 10019,
     Attention: Jocelyn F.L. Barandiaran, Corporate Secretary, telephone number (212) 541-3300.

                              USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of the Common Stock by Mr. J. Patrick Spainhour or Ms.
     Patricia DeRosa.

                            SELLING STOCKHOLDERS

          The Common Stock offered by this Prospectus is being sold by Mr. J. Patrick Spainhour, the Chairman and Chief Executive Officer of the Company, and Ms. Patricia DeRosa, the President and Chief Operating Officer of the Company. Mr. Spainhour owns 75,000 shares of restricted Common Stock, of which 25,000 shares are vested and could be sold currently. Of the remaining 50,000 shares, 25,000 shares vest on August 23, 1998 and 25,000 shares vest on August 23, 1999. Ms. DeRosa owns 30,000 shares of restricted Common Stock, 10,000 shares of which vest on each of December 9, 1997, 1998 and 1999. Unvested shares of restricted Common Stock cannot be sold until the applicable vesting date.

          In addition, (i) Mr. Spainhour owns vested options to acquire 50,000 shares of Common Stock and additional options to acquire 125,000 shares of Common Stock, 50,000 of which vest on February 1, 1998 and the remaining 75,000 of which vest upon the earlier of December 12, 2005 or the date on which the Company achieves certain performance targets and (ii) Ms. DeRosa owns options to acquire 100,000 shares of Common Stock of which 50,000 vest as to one-third of such options on December 9 of 1997, 1998 and 1999 and the remaining 50,000 of which vest upon the earlier of December 9, 2005 or the date on which the Company achieves certain performance targets.

                            PLAN OF DISTRIBUTION

          This Prospectus is to be used by Mr. J. Patrick Spainhour and Ms. Patricia DeRosa in connection with offers and sales of the Common Stock from time to time in one or more private transactions on the New York Stock Exchange at a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

                               LEGAL MATTERS

          Certain legal matters with respect to the Common Stock have been passed upon for the Company by Jocelyn F.L. Barandiaran, Esq., Senior Vice President, General Counsel and Secretary. Ms. Barandiaran has been granted options to purchase 68,500 shares of Common Stock under the Company's 1992 Stock Option and Restricted Stock and Unit Award Plan.




          No dealer, salesman or any
          other person has been
          authorized to give any
          information or to make any
          representations other than
          those contained in this
          Prospectus in connection
          with the offering                    105,000 Shares
          described herein, and, if
          given or made, such
          information or
          representations must not               AnnTaylor.
          be relied upon as having
          been authorized by the
          Company.  This Prospectus
          does not constitute an
          offer to sell or a                    Common Stock
          solicitation of an offer
          to buy any securities
          other than those
          specifically offered
          hereby in any jurisdiction           _______________
          to any person to whom it
          is unlawful to make an                 PROSPECTUS
          offer or solicitation in             _______________
          such jurisdiction.
          Neither the delivery of
          this Prospectus nor any
          sale made hereunder shall,
          under any circumstances,
          create any implication
          that the information
          herein is correct as of
          any time subsequent to its
          date.                                October 3, 1997

                 _____________

               TABLE OF CONTENTS

                                  Page

          Available Information      2
          Documents Incorporated
             by Reference            2
          Use of Proceeds            3
          Selling Stockholder        3
          Plan of Distribution       3
          Legal Matters              3